Exhibit 99.1
Clearwire Issues Reminder of Expiration of Rights Offering
All Documentation and Payment Must be Received by 5pm on June 21, 2010
KIRKLAND, Wash. — June 14, 2010 — Clearwire Corporation (NASDAQ: CLWR) (the “Company”) issued a reminder today that its previously announced rights offering will expire at 5:00 p.m., New York City time, on June 21, 2010, unless extended.
On December 21, 2009, the Company launched an offering of transferable subscription rights to holders of its Class A common stock, par value $0.0001 per share (and holders of certain of the Company’s outstanding warrants and employee equity incentives, as required by their terms). Each subscription right entitles the holder thereof to purchase 0.4336 shares of Class A common stock at the subscription price of $7.33 per share, and the rights are exercisable to purchase up to an aggregate of 93,903,300 shares of Class A common stock (which includes 44,696,812 shares issuable upon the exercise of rights to be issued to certain stockholders who, on their own behalf, have agreed not to exercise or transfer any rights they receive pursuant to the rights offering, subject to limited exceptions). The rights are listed on the NASDAQ Global Select Market under the symbol “CLWRR.” The rights offering expires at 5:00 p.m., New York City time, on June 21, 2010, unless extended.
If you are a beneficial owner of shares of the Company’s Class A common stock whose shares are registered in the name of a broker, custodian bank, or other nominee and wish to participate in the rights offering, you must instruct your broker, custodian bank or other nominee to exercise your rights and deliver all documents and payment on your behalf. Your broker, custodian bank or other nominee will instruct you as to the steps required to exercise your rights and may require you to act before the expiration of the rights offering in order to timely submit payment and other documents on your behalf. Your subscription rights will not be considered exercised unless the subscription agent receives from your broker, custodian, or nominee, as the case may be, all of the required documents and your full subscription price payment before the expiration of the rights offering. Holders of record must complete the appropriate subscription rights certificates and submit them directly to the subscription agent with the proper payment. All required documentation and payment, whether delivered by a record holder, broker, custodian bank, or other nominee, must be received by the subscription agent by no later than 5:00 p.m., New York City time, on June 21, 2010, unless that expiration date is extended.
This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sale of securities mentioned in this press release in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The rights offering is being made only by means of a prospectus. Shareholders and holders of warrants or employee equity incentives needing assistance in participating in the rights offering or needing copies of the rights offering materials, including the prospectus, should contact Georgeson, Inc., the Information Agent for the rights offering at (800) 279-6913.
About Clearwire
Clearwire Corporation (NASDAQ:CLWR), through its operating subsidiaries, is a leading provider of mobile broadband services. Our 4G network is currently available in areas of the U.S. where 44 million people live and the Company plans to continue to expand our 4G coverage. Clearwire’s open all-IP network, combined with significant spectrum holdings, provides an unprecedented combination of speed and mobility to deliver next generation broadband access. The Company markets its service through its own brand called CLEAR(TM) as well as through its wholesale relationships with Sprint, Comcast and

Time Warner Cable. Strategic investors include Intel Capital, Comcast, Sprint, Google, Time Warner Cable, and Bright House Networks. Clearwire is headquartered in Kirkland, Wash. Additional information is available at http://www.clearwire.com.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the securities laws. The statements in this release regarding the expiration of the rights offering and other statements that are not historical facts are forward-looking statements. The words “will,” “would,” “may,” “should,” “estimate,” “project,” “forecast,” “intend,” “expect,” “believe,” “target,” “designed,” “plan” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are projections reflecting management’s judgment and assumptions based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated, due to a number of factors which include, but are not limited to, downturns in economic and market conditions, increases in interest rates and operating costs, general volatility of the capital markets, our ability to access the capital markets, and changes in the competitive environment in our industry and the markets where we invest. For a more detailed description of the factors that could cause such a difference, please refer to Clearwire’s filings with the Securities and Exchange Commission, including the information under the heading “Risk Factors” in our Annual Report on Form 10-K filed on February 24, 2010 and our Form 10-Q filed on May 6, 2010. Clearwire assumes no obligation to update or supplement such forward-looking statements. Clearwire believes the forward-looking statements in this release are reasonable; however, you should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date of this release. Clearwire is not obligated to publicly release any revisions to forward-looking statements to reflect events after the date of this release.
Source: Clearwire Corporation
Clearwire Corporation
Investor Relations:
Paul Blalock, 425-636-5828
paul.blalock@clearwire.com
or
Media Relations:
Susan Johnston, 425-216-7913
susan.johnston@clearwire.com

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